As Filed With the Securities and Exchange Commission on January 26, 2024

Investment Company Act File No. 811-21434

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940  ☒

AMENDMENT NO. 30  ☒

(CHECK APPROPRIATE BOX OR BOXES)

MASTER BOND LLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

100 BELLEVUE PARKWAY

WILMINGTON, DELAWARE 19809

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(800) 441-7762

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

JOHN M. PERLOWSKI

MASTER BOND LLC

50 HUDSON YARDS

NEW YORK, NEW YORK 10001

(NAME AND ADDRESS OF AGENT FOR SERVICE)

COPIES TO:

COUNSEL FOR MASTER BOND LLC:

MARGERY K. NEALE, ESQ.	JANEY AHN, ESQ.
WILLKIE FARR & GALLAGHER LLP	BLACKROCK ADVISORS, LLC
787 SEVENTH AVENUE	50 HUDSON YARDS
NEW YORK, NEW YORK 10019-6099	NEW YORK, NEW YORK 10001

EXPLANATORY NOTE

This Registration Statement has been filed by Master Bond LLC (the “Registrant” or “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Master LLC’s Part B is incorporated by reference into the Master LLC’s Part A and the Master LLC’s Part A is incorporated by reference into the Master LLC’s Part B.

The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 77 of the Registration Statement on Form N-1A (Securities Act File No. 2-62329 and Investment Company Act File No. 811-02857) of BlackRock Bond Fund, Inc. (“Bond Fund”), as filed with the Securities and Exchange Commission (the “Commission”) on January 25, 2024, and as amended and supplemented from time to time (the “Bond Fund Registration Statement”). Part A of the Bond Fund Registration Statement includes the prospectus of Bond Fund.

The Master LLC is an open-end management investment company that was organized on June 2, 2003 as a statutory trust under the laws of the State of Delaware and was originally named Master Bond Trust. On June 15, 2007, the statutory trust was converted to a Delaware limited liability company and was renamed Master Bond LLC. The Master LLC consists of the Master Total Return Portfolio (“Total Return Portfolio,” the “Portfolio” or the “Fund”).

BlackRock Advisors, LLC (“BlackRock” or the “Manager”) manages the Master LLC’s investments subject to the oversight of the Board of Directors of the Master LLC.

Bond Fund is a series fund consisting of two portfolios: Bond Fund—BlackRock Total Return Fund and Bond Fund—BlackRock Sustainable Total Return Fund (each, a “Series”). Bond Fund—BlackRock Sustainable Total Return Fund does not currently invest in the Master LLC. Bond Fund—BlackRock Total Return Fund invests all of its assets in interests of the Total Return Portfolio of the Master LLC; however, it is currently anticipated that BlackRock Total Return Fund will cease to invest in the Total Return Portfolio of the Master LLC on or about March 11, 2024. Bond Fund—BlackRock Total Return Fund and any other feeder fund that may invest in the Master LLC, are referred to herein as “Feeder Funds.”

The Securities and Exchange Commission and the Commodity Futures Trading Commission have not approved or disapproved these securities or passed upon the adequacy of this Registration Statement. Any representation to the contrary is a criminal offense.

PART A

January 26, 2024

MASTER BOND LLC

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 5.	MANAGEMENT

(a) INVESTMENT MANAGER

The Master LLC’s investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”). The Total Return Portfolio’s sub-advisers are BlackRock International Limited and BlackRock (Singapore) Limited. Where applicable, the use of the terms BlackRock or the Manager also refers to the Total Return Portfolio’s sub-advisers.

(b) PORTFOLIO MANAGERS

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Rick Rieder	Responsible for the day-to-day management of the Total Return Portfolio’s portfolio including setting the Total Return Portfolio’s overall investment strategy and overseeing the management of the Total Return Portfolio.	2010	Chief Investment Officer of Global Fixed Income, Head of Global Allocation Investment Team, member of the Global Executive Committee, Global Operating Committee and Chairman of the BlackRock, Inc. firmwide Investment Council; Senior Managing Director of BlackRock, Inc. since 2024; Managing Director of BlackRock, Inc. from 2009 to 2023.

David Rogal	Responsible for the day-to-day management of the Total Return Portfolio’s portfolio including setting the Total Return Portfolio’s overall investment strategy and overseeing the management of the Total Return Portfolio.	2017	Managing Director of BlackRock, Inc. since 2019; Director of BlackRock, Inc. from 2014 to 2018.

Chi Chen	Responsible for the day-to-day management of the Total Return Portfolio’s portfolio including setting the Total Return Portfolio’s overall investment strategy and overseeing the management of the Total Return Portfolio.	2022	Managing Director of BlackRock, Inc. since 2024; Director of BlackRock, Inc. from 2020 to 2023; Vice President of BlackRock, Inc. from 2018 to 2019.

ITEM 6.	PURCHASE AND SALE OF MASTER LLC INTERESTS

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D of the Securities Act. There is no minimum initial or subsequent investment in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the New York Stock Exchange (the “NYSE”) is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value.

ITEM 7.	TAX INFORMATION

The Master LLC intends to operate as a partnership for Federal income tax purposes. Each Feeder Fund will be taxable on its allocable portion of the income of the Master LLC. The Master LLC will not be subject to any Federal income tax.

ITEM 8.	FINANCIAL INTERMEDIARY COMPENSATION

Not applicable.

ITEM 9.	INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

(a) INVESTMENT OBJECTIVE

The primary objective of the Total Return Portfolio is to realize a total return that exceeds that of the Bloomberg U.S. Aggregate Bond Index.

(b) IMPLEMENTATION OF INVESTMENT OBJECTIVE

Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objectives:

The Portfolio invests primarily in a diversified portfolio of fixed-income securities, such as corporate bonds and notes, mortgage-backed and asset-backed securities, convertible securities, preferred securities and government debt obligations. The Portfolio has no stated minimum holding period for investments and will buy or sell securities whenever the Portfolio management sees an appropriate opportunity.

The Total Return Portfolio typically invests more than 90% of its assets in a diversified portfolio of fixed-income securities. The fixed-income securities in which the Total Return Portfolio invests include:

•	U.S. Government debt securities

•	Corporate debt securities issued by U.S. and foreign companies

•	Asset-backed securities

•	Mortgage-backed securities

•	Preferred securities issued by U.S. and foreign companies

•	Corporate debt securities and preferred securities convertible into common stock

•	Foreign sovereign debt instruments

•	Money market securities

Under normal circumstances, the Total Return Portfolio invests at least 80% of its assets in bonds. For the purposes of this strategy, “bonds” include the following: obligations issued or guaranteed by the U.S. Government or a foreign government or their agencies, instrumentalities or political subdivisions; mortgage-backed securities, including agency mortgage pass-through securities and commercial mortgage-backed securities; mortgage to-be-announced (“TBA”) securities; debt obligations of U.S. or foreign issuers; municipal securities; and asset-backed securities. This 80% policy is a non-fundamental policy of the Portfolio and may not be changed without 60 days’ prior notice to shareholders. The Portfolio invests primarily in fixed-income securities that are rated in the four highest rating categories by at least one of the recognized rating agencies (including Baa or better by Moody’s Investor Service, Inc. (“Moody’s”) or BBB or better by S&P Global Ratings (“S&P”) or Fitch Ratings (“Fitch”)) or determined by the Portfolio’s management team to be of similar quality. Securities rated in any of the four highest rating categories are known as “investment grade” securities.

The Total Return Portfolio may invest up to 30% of its net assets in securities of foreign issuers, of which 20% (as a percentage of the Portfolio’s net assets) may be in emerging markets issuers. Investments in U.S. dollar-denominated securities of foreign issuers, excluding issuers from emerging markets, are permitted beyond the 30% limit. This means that the Portfolio may invest in such U.S. dollar-denominated securities of foreign issuers without limit.

The Total Return Portfolio may invest in various types of mortgage-backed securities. Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. Mortgage-backed securities frequently react differently to changes in interest rates than other fixed-income securities. The Portfolio may also enter into reverse repurchase agreements and mortgage dollar rolls.

The Total Return Portfolio may invest in fixed-income securities of any duration or maturity. Fixed-income securities frequently have redemption features that permit an issuer to repurchase the security from the Total Return Portfolio at certain times prior to maturity at a specified price, which is generally the amount due at maturity. In many cases, when interest rates go down, issuers redeem fixed-income securities that allow for redemption. When an issuer redeems fixed-income securities, the Portfolio may receive less than the market value of the securities prior to redemption. In addition, the Total Return Portfolio may have to invest the proceeds in new fixed-income securities with lower yields and therefore lose expected future income.

The Portfolio may use derivatives, including, but not limited to, interest rate, total return and credit default swaps, options, futures, options on futures and swaps, for hedging purposes, as well as to increase the return on its portfolio investments. Derivatives are financial instruments whose value is derived from another security or an index such as the Bloomberg U.S. Aggregate Bond Index or the CSFB High Yield Index. The Portfolio may also invest in credit-linked notes, credit-linked trust certificates, structured notes, or other instruments evidencing interests in special purpose vehicles, trusts, or other entities that hold or represent interests in fixed-income securities.

The Total Return Portfolio may invest up to 20% of its net assets in fixed-income securities that are rated below investment grade by the Nationally Recognized Statistical Rating Organizations (“NRSROs”), including Moody’s, S&P or Fitch, or in unrated securities of equivalent credit quality. Split rated bonds will be considered to have the higher credit rating.

The Total Return Portfolio may invest up to 15% of its net assets in collateralized debt obligations (“CDOs”), of which 10% (as a percentage of the Total Return Portfolio’s net assets) may be in collateralized loan obligations (“CLOs”). CDOs are types of asset-backed securities. CLOs are ordinarily issued by a trust or other special purpose entity and are typically collateralized by a pool of loans, which may include, among others, domestic and non-U.S. senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans, held by such issuer.

The Total Return Portfolio may seek to provide exposure to the investment returns of real assets that trade in the commodity markets through investment in commodity-linked derivative instruments and investment vehicles that exclusively invest in precious metals, which are designed to provide this exposure without direct investment in physical commodities.

The Total Return Portfolio may also gain exposure to commodity markets through the Total Return Portfolio’s investment in the BlackRock Cayman Master Total Return Portfolio II, Ltd. (the “Subsidiary”), a wholly owned subsidiary of the Total Return Portfolio formed in the Cayman Islands, which invests primarily in commodity-related instruments. BlackRock is the manager of the Subsidiary. The Subsidiary (unlike the Total Return Portfolio) may invest without limitation in commodity-related instruments. However, the Subsidiary is otherwise subject to the same fundamental, non-fundamental and certain other investment restrictions as the Total Return Portfolio. The Total Return Portfolio will limit its investments in the Subsidiary to 25% of its net assets.

The Subsidiary is managed pursuant to compliance policies and procedures that are the same, in all material respects, as the policies and procedures adopted by the Total Return Portfolio. As a result, BlackRock, in managing the Subsidiary’s portfolio, is subject to the same investment policies and restrictions that apply to the management of the Total Return Portfolio, and, in particular, to the requirements relating to portfolio leverage, liquidity, brokerage, and the timing and method of the valuation of the Subsidiary’s portfolio investments and shares of the Subsidiary. The Total Return Portfolio’s Chief Compliance Officer oversees implementation of the Subsidiary’s policies and procedures, and makes periodic reports to the Master LLC’s Board of Directors (the “Board”) regarding the Subsidiary’s compliance with its policies and procedures. The Total Return Portfolio and Subsidiary test for compliance with certain investment restrictions on a consolidated basis.

BlackRock provides investment management and other services to the Subsidiary. BlackRock does not receive separate compensation from the Subsidiary for providing it with investment management or administrative services. However, the Total Return Portfolio pays BlackRock based on the Total Return Portfolio’s assets, including the assets invested in the Subsidiary. BlackRock provides investment management and other services to the Subsidiary pursuant to a separate investment management agreement (the “Subsidiary Management Agreement”). BlackRock does not receive separate compensation from the Subsidiary for providing it with investment management or administrative services pursuant to the Subsidiary Management Agreement. However, the Total Return Portfolio pays BlackRock based on the Total Return Portfolio’s assets, including the assets invested in the Subsidiary. BlackRock has entered into sub-advisory agreements with BlackRock International Limited and BlackRock (Singapore) Limited with respect to the Subsidiary. The Subsidiary will also enter into separate contracts for the provision of custody, accounting agent and audit services with the same or with affiliates of the same service providers that provide those services to the Total Return Portfolio.

The financial statements of the Subsidiary will be consolidated with the Total Return Portfolio’s financial statements in the Total Return Portfolio’s Annual and Semi-Annual Reports. Each Feeder Fund’s Annual and Semi-Annual Reports are distributed to shareholders, and copies of the reports are provided without charge upon request as indicated on the back cover.

The Total Return Portfolio may engage in active and frequent trading of portfolio securities to achieve its primary investment strategies.

Other Strategies. In addition to the principal strategies discussed above, the Portfolio may also invest or engage in the following investments/strategies.

•	Borrowing — The Portfolio may borrow up to the limits set forth under the Investment Company Act, the rules and regulations thereunder and any applicable exemptive relief.

•

Illiquid Investments — The Portfolio may not acquire any illiquid investment if, immediately after the acquisition, the Fund would have invested more than 15% of its net assets in illiquid investments. An illiquid investment is any investment that the Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. The Subsidiary will also limit its investment in illiquid securities to 15% of its net assets. In applying the illiquid securities restriction to the Total Return Portfolio, the Total Return Portfolio’s investment in the Subsidiary is considered to be liquid.

•

Indexed and Inverse Securities — The Portfolio may invest in securities the potential return of which is based on the change in a specified interest rate or equity index (an “indexed security”). The Portfolio may also invest in securities whose return is inversely related to changes in an interest rate or index (“inverse securities”). In general, the return on inverse securities will decrease when the underlying index or interest rate goes up and increase when that index or interest rate goes down.

•

Investment Companies — The Portfolio has the ability to invest in other investment companies, such as exchange-traded funds (“ETFs”), unit investment trusts, and open-end and closed-end funds. The Portfolio may invest in affiliated investment companies, including affiliated money market funds and affiliated ETFs.

•

Repurchase Agreements and Purchase and Sale Contracts — The Portfolio may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts also provide that the purchaser receives any interest on the security paid during the period.

•

Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include Rule 144A securities, which are privately placed securities that can be resold to qualified institutional buyers but not to the general public, and securities of U.S. and non-U.S. issuers that are offered pursuant to Regulation S under the Securities Act of 1933, as amended.

•

Securities Lending — The Portfolio may lend securities with a value up to 33 1⁄3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

•

Standby Commitment Agreements — Standby commitment agreements commit the Portfolio, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to the Portfolio at the option of the issuer.

•

Temporary Defensive Strategies — For temporary defensive purposes, for example, to respond to adverse market, economic, political or other conditions, the Portfolio may depart from its principal investment strategies and may restrict the markets in which it invests and may invest without limitation in cash, cash equivalents, money market securities, such as U.S. Treasury and agency obligations, other U.S. Government securities, short-term debt obligations of corporate issuers, certificates of deposit, bankers acceptances, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign issuer) or other high quality fixed income securities. Temporary defensive positions may affect the Portfolio’s ability to achieve its investment objective.

•

When-Issued and Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Portfolio at an established price with payment and delivery taking place in the future. The Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction.

(c) RISKS

Set forth below is a discussion of the general risks of investing in the Portfolio. As with any fund, there can be no guarantee that the Portfolio will meet its investment objective or that the Portfolio’s performance will be positive for any period of time. Investors may lose money investing in the Portfolio. An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency. The order of the below risk factors does not indicate the significance of any particular risk factor.

•

Collateralized Debt Obligations Risk — In addition to the typical risks associated with fixed-income securities and asset-backed securities, CDOs, including CLOs, carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization; (iii) the Portfolio may invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Portfolio could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) the risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.

•

Commodities Related Investments Risk — Exposure to the commodities markets may subject the Portfolio to greater volatility than investments in traditional securities. The value of commodity-linked derivative investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments.

•

Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest, principal or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risks that apply to the underlying common stock, including the potential for increased volatility in the price of the convertible security.

•	Debt Securities Risk — Debt securities, such as bonds, involve risks, such as credit risk, interest rate risk, extension risk, and prepayment risk, each of which are described in further detail below:

Credit Risk — Credit risk refers to the possibility that the issuer of a debt security (i.e., the borrower) will not be able to make payments of interest and principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Interest Rate Risk — The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise.

The Portfolio may be subject to a greater risk of rising interest rates due to the recent period of historically low interest rates. For example, if interest rates increase by 1%, assuming a current portfolio duration of ten years, and all other factors being equal, the value of the Portfolio’s investments would be expected to decrease by 10%. (Duration is a measure of the price sensitivity of a debt security or portfolio of debt securities to relative changes in interest rates.) The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Portfolio’s investments will not affect interest income derived from instruments already owned by the Portfolio, but will be reflected in the Portfolio’s net asset value. The Portfolio may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by Portfolio management.

To the extent the Portfolio invests in debt securities that may be prepaid at the option of the obligor (such as mortgage-backed securities), the sensitivity of such securities to changes in interest rates may increase (to the detriment of the Portfolio) when interest rates rise. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the net asset value of the Portfolio to the extent that it invests in floating rate debt securities.

These basic principles of bond prices also apply to U.S. Government securities. A security backed by the “full faith and credit” of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

The Federal Reserve has recently begun to raise the federal funds rate as part of its efforts to address rising inflation. There is a risk that interest rates will continue to rise, which will likely drive down the prices of bonds and other fixed-income securities. A general rise in interest rates has the potential to cause investors to move out of fixed-income securities on a large scale, which may increase redemptions from mutual funds that hold large amounts of fixed-income securities. Heavy redemptions could cause the Portfolio to sell assets at inopportune times or at a loss or depressed value and could hurt the Portfolio’s performance.

During periods of very low or negative interest rates, the Portfolio may be unable to maintain positive returns. Certain countries have recently experienced negative interest rates on certain fixed-income instruments. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from Portfolio performance to the extent the Portfolio is exposed to such interest rates.

Extension Risk — When interest rates rise, certain obligations will be paid off by the obligor more slowly than anticipated, causing the value of these obligations to fall. Rising interest rates tend to extend the duration of securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

Prepayment Risk — When interest rates fall, certain obligations will be paid off by the obligor more quickly than originally anticipated, and the Portfolio may have to invest the proceeds in securities with lower yields. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the management team will generally be at lower rates of return than the return on the assets that were prepaid. Prepayment reduces the yield to maturity and the average life of the security.

•	Derivatives Risk — The Portfolio’s use of derivatives may increase its costs, reduce the Portfolio’s returns and/or increase volatility. Derivatives involve significant risks, including:

Leverage Risk — The Portfolio’s use of derivatives can magnify the Portfolio’s gains and losses. Relatively small market movements may result in large changes in the value of a derivatives position and can result in losses that greatly exceed the amount originally invested.

Market Risk — Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Portfolio’s derivatives positions to lose value.

Counterparty Risk — Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will be unable or unwilling to fulfill its contractual obligation, and the related risks of having concentrated exposure to such a counterparty.

Illiquidity Risk —The possible lack of a liquid secondary market for derivatives and the resulting inability of the Portfolio to sell or otherwise close a derivatives position could expose the Portfolio to losses and could make derivatives more difficult for the Portfolio to value accurately.

Operational Risk — The use of derivatives includes the risk of potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls and human error.

Legal Risk — The risk of insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.

Volatility and Correlation Risk — The Portfolio’s use of derivatives may reduce the Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Portfolio’s use of derivatives is that the fluctuations in their values may not correlate with the overall securities markets.

Valuation Risk — Valuation for derivatives may not be readily available in the market. Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose the Portfolio to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose the Portfolio to potential losses that exceed the amount originally invested by the Portfolio.

Hedging Risk — When a derivative is used as a hedge against a position that the Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Portfolio’s hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.

Tax Risk — The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income the Portfolio realizes from its investments. As a result, a larger portion of the Portfolio’s income (and thus a Feeder Fund’s distributions) may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the Internal Revenue Code of 1986, as amended (the “Code”). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable income earned by the Portfolio (and taxable dividend paid by a Feeder Fund). In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal Revenue Service (the “IRS”).

Regulatory Risk — Derivative contracts are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, with respect to uncleared swaps, swap dealers are required to collect variation margin from the Portfolio and may be required by applicable regulations to collect initial margin from the Portfolio. Both initial and variation margin may be comprised of cash and/or securities, subject to applicable regulatory haircuts. Shares of investment companies (other than certain money market funds) may not be posted as collateral under applicable regulations. In addition, regulations adopted by global prudential regulators that are now in effect require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many derivatives contracts, terms that delay or restrict the rights of counterparties, such as the Portfolio, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. The implementation of these requirements with respect to derivatives, as well as regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of other derivatives, may increase the costs and risks to the Portfolio of trading in these instruments and, as a result, may affect returns to investors in the Portfolio.

Future regulatory developments may impact the Portfolio’s ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Portfolio itself is regulated. BlackRock cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Portfolio to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Portfolio’s ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Portfolio

Swaps – Swap agreements, including total return swaps that may be referred to as contracts for difference, are two-party contracts entered into for periods ranging from a few days to more than one year. In a standard “swap” transaction, two parties agree to exchange the value(s) or cash flow(s) of one asset for another over a certain period of time. Swap agreements involve the risk that the party with whom the Portfolio has entered into the swap will default on its obligation to pay the Portfolio and the risk that the Portfolio will not be able to meet its obligations to pay the other party to the agreement. Swap agreements may also involve the risk that there is an imperfect correlation between the return on the Portfolio’s obligation to its counterparty and the return on the referenced asset. In addition, swap agreements are subject to market and illiquidity risk, leverage risk and hedging risk.

Credit Default Swaps – Credit default swaps may have as reference obligations one or more securities that are not currently held by the Portfolio. The protection “buyer” may be obligated to pay the protection “seller” an up-front payment or a periodic stream of payments over the term of the contract, provided generally that no credit event on a reference obligation has occurred. Credit default swaps involve special risks in addition to those mentioned above because they are difficult to value, are highly susceptible to illiquid investments risk and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).

Forward Foreign Currency Exchange Contracts – Forward foreign currency exchange transactions are over-the-counter contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of non-U.S. securities but rather allow the Portfolio to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

Futures – Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts and options are: (a) the imperfect correlation between the change in market value of the instruments held by the Portfolio and the price of the futures contract or option; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Options – An option is an agreement that, for a premium payment or fee, gives the option holder (the purchaser) the right but not the obligation to buy (a “call option”) or sell (a “put option”) the underlying asset (or settle for cash in an amount based on an underlying asset, rate, or index) at a specified price (the “exercise price”) during a period of time or on a specified date. Investments in options are considered speculative. When the Portfolio purchases an option, it may lose the total premium paid for it if the price of the underlying security or other assets decreased, remained the same or failed to increase to a level at or beyond the exercise price (in the case of a call option) or increased, remained the same or failed to decrease to a level at or below the exercise price (in the case of a put option). If a put or call option purchased by the Portfolio were permitted to expire without being sold or exercised, its premium would represent a loss to the Portfolio. To the extent that the Portfolio writes or sells an option, if the decline or increase in the underlying asset is significantly below or above the exercise price of the written option, the Portfolio could experience a substantial loss.

Commodity-Linked Derivatives – The value of a commodity-linked derivative investment typically is based upon the price movements of a commodity, a commodity futures contract or commodity index, or some other readily measurable economic variable. The value of commodity-linked derivative instruments may be affected by changes in overall market movements, volatility of the underlying benchmark, changes in inflation, interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments. The value of commodity-linked derivatives will rise or fall in response to changes in the underlying commodity or related index. Investments in commodity-linked derivatives may be subject to greater volatility than non-derivative based investments. A highly liquid secondary market may not exist for certain commodity-linked derivatives, and there can be no assurance that one will develop.

Commodity-linked derivatives also may be subject to credit and interest rate risks that in general affect the values of fixed-income securities. Therefore, at maturity, the Portfolio may receive more or less principal than it originally invested. The Portfolio might receive interest payments that are more or less than the stated coupon interest payments.

In connection with the Portfolio’s direct and indirect investments in commodity-linked derivatives, the Portfolio will attempt to manage its counterparty exposure so as to limit its exposure to any one counterparty. However, due to the limited number of entities that may serve as counterparties (and which the Portfolio believes are creditworthy) at any one time the Portfolio may enter into swap agreements with a limited number of counterparties and may invest in commodity-linked notes issued by a limited number of issuers that will act as counterparties, which may increase the Portfolio’s exposure to counterparty credit risk. There can be no assurance that the Portfolio will be able to limit exposure to any one counterparty at all times.

Commodity-Linked Notes – Commodity-linked notes involve substantial risks, including the risk of loss of a significant portion of their principal value. In addition to commodity risk and general derivatives risk, they may be subject to additional special risks, such as risk of loss of interest and principal, lack of secondary market and risk of greater volatility, that do not affect traditional equity and debt securities.

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Dollar Rolls Risk — A dollar roll transaction involves a sale by the Portfolio of a mortgage-backed, U.S. Treasury or other security (as permitted by the Portfolio’s investment strategies) concurrently with an agreement by the Portfolio to repurchase a similar security at a later date at an agreed-upon price. The market value of the securities the Portfolio is required to purchase may decline below the agreed upon repurchase price of those securities. If the broker/dealer to whom the Portfolio sells securities becomes insolvent, the Portfolio’s right to purchase or repurchase securities may be restricted. Successful use of dollar rolls may depend upon the adviser’s ability to correctly predict interest rates and prepayments, depending on the underlying security. There is no assurance that dollar rolls can be successfully employed.

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Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets may include those in countries considered emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Portfolio could lose the entire value of its investments in the affected market. Some countries have pervasive corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Portfolio’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests.

Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. Many emerging markets do not have income tax treaties with the United States, and as a result, investments by the Portfolio may be subject to higher withholding taxes in such countries. In addition, some countries with emerging markets may impose differential capital gains taxes on foreign investors. Foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may significantly decrease the liquidity and value of the securities.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Portfolio will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Portfolio would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

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Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Portfolio will lose money. In particular, the Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Certain Risks of Holding Portfolio Assets Outside the United States — The Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Portfolio than for investment companies invested only in the United States.

Currency Risk — Securities and other instruments in which the Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Portfolio’s investments.

Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, economic conditions, such as volatile currency exchange rates and interest rates, political events, military action and other conditions may, without prior warning, lead to the governments of certain countries, or the U.S. Government with respect to certain countries, prohibiting or imposing substantial restrictions through capital controls and/or sanctions on foreign investments in the capital markets or certain industries in those countries. Capital controls and/or sanctions may include the prohibition of, or restrictions on, the ability to own or transfer currency, securities, derivatives or other assets and may also include retaliatory actions of one government against another government, such as seizure of assets. Any of these actions could severely impair the Portfolio’s ability to purchase, sell, transfer, receive, deliver or otherwise obtain exposure to foreign securities and assets, including the ability to transfer the Portfolio’s assets or income back into the United States, and could negatively impact the value and/or liquidity of such assets or otherwise adversely affect the Portfolio’s operations, causing the Portfolio to decline in value.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Portfolio’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Portfolio’s investments.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Portfolio to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Portfolio to carry out transactions. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable for any losses incurred.

Withholding Tax Reclaims Risk — The Portfolio may file claims to recover foreign withholding taxes on dividend and interest income (if any) received from issuers in certain countries and capital gains on the disposition of stocks or securities where such withholding tax reclaim is possible. Whether or when the Portfolio will receive a withholding tax refund is within the control of the tax authorities in such countries. Where the Portfolio expects to recover withholding taxes, the net asset value of the Portfolio generally includes accruals for such tax refunds. The Portfolio regularly evaluates the probability of recovery. If the likelihood of recovery materially decreases, due to, for example, a change in tax regulation or approach in the foreign country, accruals in the Portfolio’s net asset value for such refunds may be written down partially or in full, which will adversely affect the Portfolio’s net asset value. Shareholders in the Portfolio at the time an accrual is written down will bear the impact of the resulting reduction in net asset value regardless of whether they were shareholders during the accrual period. Conversely, if the Portfolio receives a tax refund that has not been previously accrued, shareholders in the Portfolio at the time of the successful recovery will benefit from the resulting increase in the Portfolio’s net asset value. Shareholders who sold their shares prior to such time will not benefit from such increase in the Portfolio’s net asset value.

European Economic Risk — The European financial markets have recently experienced volatility and adverse trends due to concerns about economic downturns in, or rising government debt levels of several European countries as well as acts of war in the region. These events may spread to other countries in Europe and may affect the value and liquidity of certain of the Portfolio’s investments.

Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world.

The United Kingdom has withdrawn from the European Union, and one or more other countries may withdraw from the European Union and/or abandon the Euro, the common currency of the European Union. These events and actions have adversely affected, and may in the future adversely affect, the value and exchange rate of the Euro and may continue to significantly affect the economies of every country in Europe, including countries that do not use the Euro and non-European Union member states. The impact of these actions, especially if they occur in a disorderly fashion, is not clear but could be significant and far reaching. In addition, Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting sanctions and resulting future market disruptions in the region are impossible to predict, but could be significant and have a severe adverse effect on the region, including significant negative impacts on the economy and the markets for certain securities and commodities, such as oil and natural gas, as well as other sectors.

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High Portfolio Turnover Risk — The Portfolio may engage in active and frequent trading of its portfolio securities. High portfolio turnover (more than 100%) may result in increased transaction costs to the Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of portfolio securities may result in the realization and/or distribution to shareholders of higher capital gains or losses as compared to a fund with less active trading policies. These effects of higher than normal portfolio turnover may adversely affect Portfolio performance. In addition, investment in mortgage dollar rolls and participation in to-be-announced (“TBA”) transactions may significantly increase the Portfolio’s portfolio turnover rate. A TBA transaction is a method of trading mortgage-backed securities where the buyer and seller agree upon general trade parameters such as agency, settlement date, par amount, and price at the time the contract is entered into but the mortgage-backed securities are delivered in the future, generally 30 days later.

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High Yield Bonds Risk — Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high risk investments that are considered speculative and may cause income and principal losses for the Portfolio. The major risks of junk bond investments include:

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Junk bonds may be issued by less creditworthy issuers. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders.

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Prices of junk bonds are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed-income securities.

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Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

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Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Portfolio before it matures. If the issuer redeems junk bonds, the Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

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Junk bonds may be less liquid than higher rated fixed-income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid than higher rated fixed-income securities, judgment may play a greater role in valuing junk bonds than is the case with securities trading in a more liquid market.

•	The Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

The credit rating of a high yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

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Leverage Risk — Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose the Portfolio to greater risk and increase its costs. The use of leverage may cause the Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet the applicable requirements of the Investment Company Act, and the rules thereunder. Increases and decreases in the value of the Portfolio’s investments will be magnified when the Portfolio uses leverage.

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Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. The value of a security or other asset may decline due to changes in general market conditions, economic trends or events that are not specifically related to the issuer of the security or other asset, or factors that affect a particular issuer or issuers, exchange, country, group of countries, region, market, industry, group of industries, sector or asset class. Local, regional or global events such as war, acts of terrorism, the spread of infectious illness or other public health issues like pandemics or epidemics, recessions, or other events could have a significant impact on the Portfolio and its investments. Selection risk is the risk that the securities selected by Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

An outbreak of an infectious coronavirus (COVID-19) that was first detected in December 2019 developed into a global pandemic that has resulted in numerous disruptions in the market and has had significant economic impact leaving general concern and uncertainty. Although vaccines have been developed and approved for use by various governments, the duration of the pandemic and its effects cannot be predicted with certainty. The impact of this coronavirus, and other epidemics and pandemics that may arise in the future, could affect the economies of many nations, individual companies and the market in general ways that cannot necessarily be foreseen at the present time.

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Mortgage- and Asset-Backed Securities Risks — Mortgage-backed securities (residential and commercial) and asset-backed securities represent interests in “pools” of mortgages or other assets, including consumer loans or receivables held in trust. Although asset-backed and commercial mortgage-backed securities (“CMBS”) generally experience less prepayment than residential mortgage-backed securities, mortgage-backed and asset-backed securities, like traditional fixed-income securities, are subject to credit, interest rate, prepayment and extension risks.

Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. The Portfolio’s investments in asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. These securities also are subject to the risk of default on the underlying mortgages or assets, particularly during periods of economic downturn. Certain CMBS are issued in several classes with different levels of yield and credit protection. The Portfolio’s investments in CMBS with several classes may be in the lower classes that have greater risks than the higher classes, including greater interest rate, credit and prepayment risks.

Mortgage-backed securities may be either pass-through securities or collateralized mortgage obligations (“CMOs”). Pass-through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders. CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams (“tranches”) with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only (“IOs”), principal only (“POs”) or an amount that remains after floating-rate tranches are paid (an “inverse floater”). These securities are frequently referred to as “mortgage derivatives” and may be extremely sensitive to changes in interest rates. Interest rates on inverse floaters, for example, vary inversely with a short-term floating rate (which may be reset periodically). Interest rates on inverse floaters will decrease when short-term rates increase, and will increase when short-term rates decrease. These securities have the effect of providing a degree of investment leverage. In response to changes in market interest rates or other market conditions, the value of an inverse floater may increase or decrease at a multiple of the increase or decrease in the value of the underlying securities. If the Portfolio invests in CMO tranches (including CMO tranches issued by government agencies) and interest rates move in a manner not anticipated by Portfolio management, it is possible that the Portfolio could lose all or substantially all of its investment. Certain mortgage-backed securities in which the Portfolio may invest may also provide a degree of investment leverage, which could cause the Portfolio to lose all or substantially all of its investment.

The mortgage market in the United States has experienced difficulties that may adversely affect the performance and market value of certain of the Portfolio’s mortgage-related investments. Delinquencies and losses on mortgage loans (including subprime and second-lien mortgage loans) and a decline in or flattening of real estate values (in each case as has been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Also, a number of mortgage loan originators have experienced serious financial difficulties or bankruptcy. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Asset-backed securities entail certain risks not presented by mortgage-backed securities, including the risk that in certain states it may be difficult to perfect the liens securing the collateral backing certain asset-backed securities. In addition, certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.

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Preferred Securities Risk — Preferred securities may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies.

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Reverse Repurchase Agreements Risk — Reverse repurchase agreements involve the sale of securities held by the Portfolio with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Portfolio could lose money if it is unable to recover the securities and the value of the collateral held by the Portfolio, including the value of the investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences for the Portfolio. In addition, reverse repurchase agreements involve the risk that the interest income earned in the investment of the proceeds will be less than the interest expense.

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Risk of Investing in the United States — A decrease in imports or exports, changes in trade regulations, inflation and/or an economic recession in the United States may have a material adverse effect on the U.S. economy and the securities listed on U.S. exchanges. Proposed and adopted policy and legislative changes in the United States are changing many aspects of financial, commercial, public health, environmental, and other regulation and may have a significant effect on U.S. markets generally, as well as on the value of certain securities. Governmental agencies project that the United States will continue to maintain elevated public debt levels for the foreseeable future. Although elevated debt levels do not necessarily indicate or cause economic problems, elevated public debt service costs may constrain future economic growth.

The United States has developed increasingly strained relations with a number of foreign countries. If relations with certain countries deteriorate, it could adversely affect U.S. issuers as well as non-U.S. issuers that rely on the United States for trade. The United States has also experienced increased internal unrest and discord, as well as significant challenges in managing and containing the outbreak of COVID-19. If these trends were to continue, it may have an adverse impact on the U.S. economy and the issuers in which the Portfolio invests.

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Sovereign Debt Risk — Sovereign debt instruments are subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debt that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

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Structured Notes Risk — Structured notes and other related instruments purchased by the Portfolio are generally privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a specific asset, benchmark asset, market or interest rate (“reference measure”). The interest rate or the principal amount payable upon maturity or redemption may increase or decrease, depending upon changes in the value of the reference measure. The terms of a structured note may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital by the Portfolio. The interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the reference measure.

Structured notes may be positively or negatively indexed, so the appreciation of the reference measure may produce an increase or a decrease in the interest rate or the value of the principal at maturity. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of reference measures. Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss.

The purchase of structured notes exposes the Portfolio to the credit risk of the issuer of the structured product. Structured notes may also be more volatile, less liquid, and more difficult to price accurately than less complex securities and instruments or more traditional debt securities.

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Subsidiary Risk — By investing in the Subsidiary, the Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The commodity-related instruments held by the Subsidiary are generally similar to those that are permitted to be held by the Portfolio and are subject to the same risks that apply to similar investments if held directly by the Portfolio (see “Commodities Related Investments Risk” above). There can be no assurance that the investment objective of the Subsidiary will be achieved. The Subsidiary is not registered under the Investment Company Act and, unless otherwise noted in this Registration Statement, is not subject to all the investor protections of the Investment Company Act. However, the Portfolio wholly owns and controls the Subsidiary, and the Portfolio and the Subsidiary are both managed by BlackRock, making it unlikely that the Subsidiary will take action contrary to the interests of the Portfolio and its shareholders. The Board has oversight responsibility for the investment activities of the Portfolio, including its investment in the Subsidiary, and the Portfolio’s role as sole shareholder of the Subsidiary. The Subsidiary is subject to the same investment restrictions and limitations, and follows the same compliance policies and procedures, as the Portfolio, except that the Subsidiary may invest without limitation in commodity-related instruments. Changes in the laws of the United States and/or the Cayman Islands could result in the inability of the Portfolio and/or the Subsidiary to operate as described in this Registration Statement and could adversely affect the Portfolio.

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U.S. Government Issuer Risk — Treasury obligations may differ in their interest rates, maturities, times of issuance and other characteristics. Obligations of U.S. Government agencies and authorities are supported by varying degrees of credit but generally are not backed by the full faith and credit of the U.S. Government. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so.

The Portfolio may also be subject to certain other non-principal risks associated with its investments and investment strategies, including:

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Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Portfolio shares and in the return on the Portfolio’s portfolio. Borrowing will cost the Portfolio interest expense and other fees. The costs of borrowing may reduce the Portfolio’s return. Borrowing may cause the Portfolio to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

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Corporate Loans Risk — Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate (“LIBOR”) or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less exposed to the adverse effects of shifts in market interest rates than investments that pay a fixed rate of interest. However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the Portfolio may experience difficulties in selling its corporate loans. Transactions in corporate loans may settle on a delayed basis. As a result, the proceeds from the sale of corporate loans may not be readily available to make additional investments or to meet the Portfolio’s redemption obligations. To the extent the extended settlement process gives rise to short-term liquidity needs, the Portfolio may hold additional cash, sell investments or temporarily borrow from banks and other lenders. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a syndicate. The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the Portfolio may not recover its investment or recovery may be delayed. By investing in a corporate loan, the Portfolio may become a member of the syndicate.

The market for corporate loans may be subject to irregular trading activity and wide bid/ask spreads.

The corporate loans in which the Portfolio invests are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Portfolio’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

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Cyber Security Risk — Failures or breaches of the electronic systems of the Portfolio, the Portfolio’s adviser, distributor, and other service providers, or the issuers of securities in which the Portfolio invests have the ability to cause disruptions and negatively impact the Portfolio’s business operations, potentially resulting in financial losses to the Portfolio and its shareholders. While the Portfolio has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Portfolio cannot control the cyber security plans and systems of the Portfolio’s service providers or issuers of securities in which the Portfolio invests.

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Expense Risk — Portfolio expenses are subject to a variety of factors, including fluctuations in the Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Portfolio’s net assets decrease due to market declines or redemptions, the Portfolio’s expenses will increase as a percentage of Portfolio net assets. During periods of high market volatility, these increases in the Portfolio’s expense ratio could be significant.

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Illiquid Investments Risk — The Portfolio may not acquire any illiquid investment if, immediately after the acquisition, the Portfolio would have invested more than 15% of its net assets in illiquid investments. An illiquid investment is any investment that the Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. The Subsidiary will also limit its investment in illiquid investments to 15% of its net assets. In applying the illiquid investments restriction to the Portfolio, the Portfolio’s investment in the Subsidiary is considered to be liquid. Liquid investments may become illiquid after purchase by the Portfolio, particularly during periods of market turmoil. There can be no assurance that a security or instrument that is deemed to be liquid when purchased will continue to be liquid for as long as it is held by the Portfolio, and any security or instrument held by the Portfolio may be deemed an illiquid investment pursuant to the Portfolio’s liquidity risk management program. The Portfolio’s illiquid investments may reduce the returns of the Portfolio because it may be difficult to sell the illiquid investments at an advantageous time or price. In addition, if the Portfolio is limited in its ability to sell illiquid investments during periods when shareholders are redeeming their shares, the Portfolio will need to sell liquid securities to meet redemption requests and illiquid securities will become a larger portion of the Portfolio’s holdings. An investment may be illiquid due to, among other things, the reduced number and capacity of traditional market participants to make a market in fixed-income securities or the lack of an active trading market. To the extent that the Portfolio’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Portfolio will tend to have the greatest exposure to the risks associated with illiquid investments. Illiquid investments may be harder to value, especially in changing markets, and if the Portfolio is forced to sell these investments to meet redemption requests or for other cash needs, the Portfolio may suffer a loss. This may be magnified in a rising interest rate environment or other circumstances where investor redemptions from fixed-income mutual funds may be higher than normal. In addition, when there is illiquidity in the market for certain securities, the Portfolio due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

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Indexed and Inverse Securities Risk — Indexed and inverse securities provide a potential return based on a particular index of value or interest rates. The Portfolio’s return on these securities will be subject to risk with respect to the value of the particular index. These securities are subject to leverage risk and correlation risk. Certain indexed and inverse securities have greater sensitivity to changes in interest rates or index levels than other securities, and the Portfolio’s investment in such instruments may decline significantly in value if interest rates or index levels move in a way Portfolio management does not anticipate.

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Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies, including ETFs, are subject to market and selection risk. In addition, if the Portfolio acquires shares of investment companies, including ones affiliated with the Portfolio, shareholders bear both their proportionate share of expenses in the Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies (to the extent not offset by BlackRock through waivers). To the extent the Portfolio is held by an affiliated fund, the ability of the Portfolio itself to hold other investment companies may be limited.

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Large Shareholder and Large-Scale Redemption Risk — Certain interestholders, including a Feeder Fund, a third-party investor, the Portfolio’s adviser or an affiliate of the Portfolio’s adviser, or another entity, may from time to time own or manage a substantial amount of Portfolio interests or may invest in the Portfolio and hold its investment for a limited period of time. There can be no assurance that any large interestholder or large group of interestholders would not redeem their investment or that the size of the Portfolio would be maintained. If a large number of shares of a Feeder Fund that is a large interestholder are redeemed by the Feeder Fund’s shareholders, the Feeder Fund may be required to redeem a large number of its Portfolio interests. Redemptions of a large number of Portfolio interests by a large interestholder or large group of interestholders may adversely affect the Portfolio’s liquidity and net assets. These redemptions may force the Portfolio to sell portfolio securities to meet redemption requests when it might not otherwise do so, which may negatively impact the Portfolio’s NAV and increase the Portfolio’s brokerage costs and/or accelerate the realization of taxable income and cause the Portfolio to make taxable allocations to its interestholders earlier than the Portfolio otherwise would have. The Portfolio also may be required to sell its more liquid investments to meet a large redemption, in which case the Portfolio’s remaining assets may be less liquid, more volatile, and more difficult to price. In addition, large redemptions can result in the Portfolio’s current expenses being allocated over a smaller asset base, which generally results in an increase in the Portfolio’s expense ratio. Because large redemptions can adversely affect a portfolio manager’s ability to implement a fund’s investment strategy, the Portfolio also reserves the right to redeem in-kind, subject to certain conditions. In addition, large purchases of Portfolio interests may adversely affect the Portfolio’s performance to the extent that the Portfolio is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would, diluting its investment returns.

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Reference Rate Replacement Risk — The Fund may be exposed to financial instruments that recently transitioned from, or continue to be tied to, the London Interbank Offered Rate (“LIBOR”) to determine payment obligations, financing terms, hedging strategies or investment value.

The United Kingdom’s Financial Conduct Authority (“FCA”), which regulates LIBOR, has ceased publishing all LIBOR settings. In April 2023, however, the FCA announced that some USD LIBOR settings will continue to be published under a synthetic methodology until September 30, 2024 for certain legacy contracts. The Secured Overnight Financing Rate (“SOFR”) is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (“repo”) market and has been used increasingly on a voluntary basis in new instruments and transactions. Under U.S. regulations that implement a statutory fallback mechanism to replace LIBOR, benchmark rates based on SOFR have replaced LIBOR in certain financial contracts

Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. While some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. Parties to contracts, securities or other instruments using LIBOR may disagree on transition rates or the application of transition regulation, potentially resulting in uncertainty of performance and the possibility of litigation. The Fund may have instruments linked to other interbank offered rates that may also cease to be published in the future.

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Repurchase Agreements and Purchase and Sale Contracts Risk — If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the Portfolio may lose money.

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Operational Risk — The Fund is exposed to operational risks arising from a number of factors, including, but not limited to, human errors, processing and communication errors, errors of the Fund’s service providers, counterparties or other third parties, failed or inadequate internal or external processes, and technology or systems failures. The use of certain investment strategies that involve manual or additional processing, such as over-the-counter derivatives, increases these risks. While service providers are required to have appropriate operational risk management policies and procedures, their methods of operational risk management may differ from those of the Fund in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. The Fund and BlackRock seek to reduce these operational risks through controls, procedures and oversight. However, it is not possible to identify all of the operational risks that may affect the Fund or to develop processes and controls that completely eliminate or mitigate the occurrence or effects of such failures. The Fund, including its performance and continued operation, and its shareholders could be negatively impacted as a result.

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Reliance on Advisor Risk — The Fund is dependent upon services and resources provided by BlackRock, and therefore BlackRock’s parent, BlackRock, Inc. BlackRock is not required to devote its full time to the business of the Fund and there is no guarantee or requirement that any investment professional or other employee of BlackRock will allocate a substantial portion of his or her time to the Fund. The loss of, or changes in, BlackRock’s personnel could have a negative effect on the performance or the continued operation of the Fund.

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Restricted Securities Risk — Limitations on the resale of restricted securities may have an adverse effect on their marketability, and may prevent the Portfolio from disposing of them promptly at advantageous prices. Restricted securities may not be listed on an exchange and may have no active trading market. In order to sell such securities, the Portfolio may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Other transaction costs may be higher for restricted securities than unrestricted securities. Restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility. Also, the Portfolio may get only limited information about the issuer of a given restricted security, and therefore may be less able to predict a loss. Certain restricted securities may involve a high degree of business and financial risk and may result in substantial losses to the Portfolio.

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Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Portfolio.

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Standby Commitment Agreements Risk — Standby commitment agreements involve the risk that the security the Portfolio buys will lose value prior to its delivery to the Portfolio and will no longer be worth what the Portfolio has agreed to pay for it. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

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Valuation Risk — The price the Portfolio could receive upon the sale of any particular portfolio investment may differ from the Portfolio’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Portfolio, and the Portfolio could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value fixed-income securities generally utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but may be held or transactions may be conducted in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. The Portfolio’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

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When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio may lose both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

(d) PORTFOLIO HOLDINGS.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

ITEM 10.	MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.

(a) MANAGEMENT

(1) MANAGER

The Master LLC, on behalf of the Portfolio, has entered into an investment management agreement with the Manager (the “Master Investment Management Agreement”), pursuant to which the Manager receives as compensation for its services to the Portfolio, at the end of each month a fee with respect to the Portfolio. The Manager manages the Master LLC’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC. While the Manager is ultimately responsible for the management of the Master LLC, it is able to draw upon the trading, research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is a wholly owned subsidiary of BlackRock, Inc. Bond Fund, on behalf of the BlackRock Total Return Fund, also has an investment management agreement with the Manager (the “Feeder Investment Management Agreement”), pursuant to which the Manager receives as compensation for its services to such Series, at the end of each month a fee with respect to such Series. Under the Master Investment Management Agreement and the Feeder Investment Management Agreement, the Master LLC and Bond Fund, pay the management fees at annual rates that decrease as the total net assets of the Portfolio and the Series, respectively, increase above certain levels. The fee rates are applied to the average daily net assets of the Portfolio, with the reduced rates applicable to portions of the assets of the Portfolio to the extent that the aggregate average daily net assets of the Portfolio exceeds $250 million, $500 million and $750 million (each such amount being a “breakpoint level”).

The annual management fees payable to BlackRock (as a percentage of average daily net assets) are as follows:

Rate of Management Fee
Aggregate average daily Net Assets of the Portfolio	Total Return Portfolio
First $250 million	0.16%
$250 million – $500 million	0.12%
$500 million – $750 million	0.08%
Over $750 million	0.05%

BlackRock has contractually agreed to waive the management fee with respect to any portion of the Master LLC’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and ETFs managed by BlackRock or its affiliates that have a contractual management fee, through June 30, 2025. In addition, BlackRock has contractually agreed to waive its management fees by the amount of investment advisory fees the Master LLC pays to BlackRock indirectly through its investment in money market funds managed by BlackRock or its affiliates, through June 30, 2025. The contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Master LLC or by a vote of a majority of the outstanding voting securities of the Master LLC.

With respect to the Total Return Portfolio, the Manager has entered into sub-advisory agreements with BlackRock International Limited (“BIL”) and BlackRock (Singapore) Limited (“BSL,” and together with BIL, the “Sub-Advisers”), each an affiliate of the Manager, under which the Manager pays each Sub-Adviser for services it provides a monthly fee at an annual rate equal to a percentage of the Management fees paid to the Manager under the Master Investment Management Agreement. The Sub-Advisers are responsible for the day-to-day management of the Portfolio’s investments.

The Manager was organized in 1994 to perform advisory services for investment companies. BIL and BSL are registered investment advisers organized in 1995 and 2000, respectively. The Manager and its affiliates had approximately $10.009 trillion in investment company and other portfolio assets under management as of December 31, 2023.

For the fiscal year ended September 30, 2023, the Manager received a fee, net of any applicable waivers, from the Total Return Portfolio at the annual rate of 0.05% of the Total Return Portfolio’s average daily net assets.

A discussion of the basis for the Board of Directors’ approval of the Master Investment Management Agreement and the sub-advisory agreements, is included in the Series’ annual shareholder report for the fiscal year ended September 30, 2023.

As discussed above, the Portfolio intends to gain exposure to commodities markets through the Portfolio’s investment in the Subsidiary. The Manager provides investment management and other services to the Subsidiary. The Manager does not receive separate compensation from the Subsidiary for providing it with investment management or administrative services. However, the Portfolio pays the Manager based on the Master Portfolio’s assets, respectively, including the assets invested in the Subsidiary.

CONFLICTS OF INTEREST

The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and its subsidiaries (collectively, the “Affiliates”)), and their respective directors, officers or employees, in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Portfolio and its shareholders.

BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that may follow investment programs similar to that of the Portfolio. BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Portfolio. BlackRock or one or more Affiliates act or may act as an investor, research provider, investment manager, commodity pool operator, commodity trading advisor, financier, underwriter, adviser, trader, lender, index provider, agent and/or principal, and have other direct and indirect interests in securities, currencies, commodities, derivatives and other instruments in which the Portfolio may directly or indirectly invest. The Portfolio may invest in securities of, or engage in other transactions with, companies with which an Affiliate has significant debt or equity investments or other interests. The Portfolio may also invest in issuances (such as structured notes) by entities for which an Affiliate provides and is compensated for cash management services relating to the proceeds from the sale of such issuances. The Portfolio also may invest in securities of, or engage in other transactions with, companies for which an Affiliate provides or may in the future provide research coverage. An Affiliate may have business relationships with, and purchase, or distribute or sell services or products from or to, distributors, consultants or others who recommend the Portfolio or who engage in transactions with or for the Portfolio, and may receive compensation for such services. BlackRock or one or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Portfolio and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Portfolio. This may include transactions in securities issued by other open-end and closed-end investment companies (which may include investment companies that are affiliated with the Portfolio and BlackRock, to the extent permitted under the Investment Company Act). The trading activities of BlackRock and these Affiliates are carried out without reference to positions held directly or indirectly by the Portfolio and may result in BlackRock or an Affiliate having positions in certain securities that are senior or junior to, or have interests different from or adverse to, the securities that are owned by the Portfolio.

Neither BlackRock nor any Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Portfolio. As a result, an Affiliate may compete with the Portfolio for appropriate investment opportunities. The results of the Portfolio’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by BlackRock or an Affiliate, and it is possible that the Portfolio could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Portfolio may, from time to time, enter into transactions in which BlackRock or an Affiliate or their directors, officers or employees or other clients have an adverse interest. Furthermore, transactions undertaken by clients advised or managed by BlackRock or its Affiliates may adversely impact the Portfolio. Transactions by one or more clients or BlackRock or its Affiliates or their directors, officers or employees, may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Portfolio. The Portfolio’s activities may be limited because of regulatory restrictions applicable to BlackRock or one or more Affiliates and/or their internal policies designed to comply with such restrictions.

Under a securities lending program approved by the Master LLC’s Board of Directors, the Master LLC, on behalf of the Portfolio, has retained BlackRock Investment Management, LLC, an Affiliate of BlackRock, to serve as the securities lending agent for the Portfolio to the extent that the Portfolio participates in the securities lending program. For these services, the securities lending agent will receive a fee from the Portfolio, including a fee based on the returns earned on the Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Portfolio may lend its portfolio securities under the securities lending program.

The activities of BlackRock and its Affiliates and their respective directors, officers or employees, may give rise to other conflicts of interest that could disadvantage the Portfolio and its shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See the Master LLC’s Part B for further information.

(2) PORTFOLIO MANAGERS

The Total Return Portfolio is managed by Rick Rieder, David Rogal and Chi Chen.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Rick Rieder	Responsible for the day-to-day management of the Total Return Portfolio’s portfolio including setting the Total Return Portfolio’s overall investment strategy and overseeing the management of the Total Return Portfolio.	2010	Chief Investment Officer of Global Fixed Income, Head of Global Allocation Investment Team, member of the Global Executive Committee, Global Operating Committee and Chairman of the BlackRock, Inc. firmwide Investment Council; Senior Managing Director of BlackRock, Inc. since 2024; Managing Director of BlackRock, Inc. from 2009 to 2023.

David Rogal	Responsible for the day-to-day management of the Total Return Portfolio’s portfolio including setting the Total Return Portfolio’s overall investment strategy and overseeing the management of the Total Return Portfolio.	2017	Managing Director of BlackRock, Inc. since 2019; Director of BlackRock, Inc. from 2014 to 2018.

Chi Chen	Responsible for the day-to-day management of the Total Return Portfolio’s portfolio including setting the Total Return Portfolio’s overall investment strategy and overseeing the management of the Total Return Portfolio.	2022	Managing Director of BlackRock, Inc. since 2024; Director of BlackRock, Inc. from 2020 to 2023; Vice President of BlackRock, Inc. from 2018 to 2019.

(3) LEGAL PROCEEDINGS

None.

(b) CAPITAL STOCK

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC, Feeder Funds would be entitled to their pro rata share of the assets of the Master LLC that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or have an investment adviser manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to vote in proportion to its investment in the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC.

Investments in the Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC at net asset value on any day on which the NYSE is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Master LLC, please see Item 11 herein.

ITEM 11.	SHAREHOLDER INFORMATION.

(a) PRICING OF INTERESTS IN THE MASTER LLC.

The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is received. The net asset value of each class of shares normally is determined once daily Monday through Friday, generally as of the close of regular trading hours of the NYSE (normally 4:00 p.m., Eastern time), on each day that the NYSE is open for trading, based on prices at the time of closing, provided that any Master LLC assets or liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the prevailing market rates on the date of valuation as quoted by one or more data service providers. The net asset value of shares is calculated by dividing the value of the net assets of each class of shares (i.e., the value of its total assets less total liabilities) by the total number of outstanding shares of the class, generally rounded to the nearest cent.

The value of the securities and other assets and liabilities held by the Master LLC are determined pursuant to BlackRock’s valuation policies and procedures. BlackRock has been designated by the Board as the valuation designee for the Master LLC pursuant to Rule 2a-5 under the Investment Company Act.

Equity securities and other equity instruments for which market quotations are readily available are valued at market value, which is generally determined using the last reported official closing price or, if a reported closing price is not available, the last traded price on the exchange or market on which the security or instrument is primarily traded at the time of valuation. Shares of underlying open-end funds (including money market funds) are valued at net asset value. Shares of underlying exchange-traded closed-end funds or other exchange-traded funds are valued at their most recent closing price.

The Master LLC values fixed-income portfolio securities using last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Master LLC’s approved independent third-party pricing services, each in accordance with BlackRock’s valuation policies and procedures. Pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but the Master LLC may hold or transact in such securities in smaller odd lot sizes. Odd lots may trade at lower prices than institutional round lots. An amortized cost method of valuation may be used with respect to debt obligations with 60 days or less remaining to maturity unless BlackRock determines in good faith that such method does not represent fair value.

Generally, trading in non-U.S. securities, U.S. government securities, money market instruments and certain fixed-income securities is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Master LLC’s shares are determined as of such times.

When market quotations are not readily available or are believed by BlackRock to be unreliable, BlackRock will value the Master LLC’s investments in accordance with its policies and procedures. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of trading or other reasons, if a market quotation differs significantly from recent price quotations or otherwise no longer appears to reflect fair value, where the security or other asset or liability is thinly traded, when there is a significant event subsequent to the most recent market quotation, or if the trading market on which a security is listed is suspended or closed and no appropriate alternative trading market is available. A “significant event” is deemed to occur if BlackRock determines, in its reasonable business judgment prior to or at the time of pricing the Master LLC’s assets or liabilities, that the event is likely to cause a material change to the closing market price of one or more assets held by, or liabilities of, the Master LLC.

For certain foreign assets, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign assets following the close of the local markets to the price that might have prevailed as of the Master LLC’s pricing time.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of an asset or liability held by the Master LLC is the amount the Master LLC might reasonably expect to receive from the current sale of that asset or the cost to extinguish that liability in an arm’s-length transaction. Valuing the Master LLC’s investments using fair value pricing will result in prices that may differ from current market valuations and that may not be the prices at which those investments could have been sold during the period in which the particular fair values were used.

The current net asset value of the Master LLC can be obtained by phone at 800-882-0052.

(b) PURCHASE OF INTERESTS IN THE MASTER LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c) REDEMPTION OF INTERESTS IN THE MASTER LLC.

A Feeder Fund may redeem all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a redemption request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

Under normal circumstances, the Master LLC expects to meet redemption requests by using cash or cash equivalents in its portfolio or by selling portfolio assets to generate cash. During periods of stressed market conditions, when a significant portion of the Master LLC’s portfolio may be comprised of less-liquid investments, the Master LLC may be more likely to limit cash redemptions and may determine to pay redemption proceeds by (i) borrowing under a line of credit it has entered into with a group of lenders, (ii) borrowing from another BlackRock Fund pursuant to an interfund lending program, to the extent permitted by the Master LLC’s investment policies and restrictions as set forth in this Registration Statement, and/or (iii) transferring portfolio securities in-kind to a Feeder Fund. The Bond Fund Registration Statement includes more information about the Master LLC’s line of credit and interfund lending program, to the extent applicable.

(d) DIVIDENDS AND DISTRIBUTIONS. Not applicable.

(e) FREQUENT PURCHASE AND REDEMPTION OF MASTER LLC INTERESTS.

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures designed to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading Policy” in Part A of Bond Fund Registration Statement for more information.

(f) TAX CONSEQUENCES.

The Master LLC intends to operate as a partnership for Federal income tax purposes. If the Master LLC has only one Feeder Fund, the Master LLC’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, the Master LLC will not be subject to any Federal income tax. Based upon the status of the Master LLC as a partnership, or disregarded entity, a Feeder Fund will take into account its share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Code. The determination of a Feeder Fund’s share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, and the regulations promulgated thereunder. IRS partnership tax audits that result in upward adjustments to income or gain may result in partnership-level tax liabilities, unless certain potentially available elections are made. Partnership-level tax liabilities determined under this new regime will generally be borne by Feeder Funds in proportion to their interests in the Master LLC in the year of adjustment, rather than in the year to which the tax liability relates, unless the Master LLC elects otherwise. Therefore, a Feeder Fund may be indirectly responsible in the taxable year that an audit occurs for the income tax liability resulting from an audit adjustment that relates to a prior taxable year in which the Feeder Fund’s ownership percentage in the Master LLC has since changed.

ITEM 12.	DISTRIBUTION ARRANGEMENTS.

(a) SALES LOADS. Not applicable.

(b) 12B-1 FEES. Not applicable.

(c) MULTIPLE CLASS AND MASTER/FEEDER FUNDS.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Bond Fund Registration Statement under “Management of the Fund — Master/Feeder Structure.”

PART B

January 26, 2024

MASTER BOND LLC

ITEM 14.	COVER PAGE AND TABLE OF CONTENTS.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Bond LLC (the “Master LLC”), dated January 26, 2024, as it may be revised from time to time (the “Master LLC’s Part A”). The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part  B of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No.  77 to the Registration Statement on Form N-1A (Securities Act File No. 2-62329 and Investment Company Act File No.  811-02857) of BlackRock Bond Fund,  Inc. (“Bond Fund”), as filed with the Securities and Exchange Commission (the “Commission”) on January 25, 2024 and as amended and supplemented from time to time (the “Bond Fund Registration Statement”). Part A of the Bond Fund Registration Statement includes the prospectus of Bond Fund. Part B of the Bond Fund Registration Statement includes the statement of additional information of Bond Fund.

The Master LLC is part of a “master/feeder” structure. The Master LLC consists of the Master Total Return Portfolio (“Total Return Portfolio” or the “Portfolio”). The BlackRock Total Return Fund, a series of Bond Fund (“BlackRock Total Return Fund”), will invest all of its assets in interests of the Total Return Portfolio of the Master LLC. Such fund and any other feeder fund that may invest in the Master LLC from time to time are referred to herein as “Feeder Funds.”

ITEM 15.	MASTER LLC HISTORY.

The Master LLC is an open-end management investment company that was organized on June 2, 2003 as a statutory trust under the laws of the State of Delaware and was originally named Master Bond Trust. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and was renamed Master Bond LLC.

ITEM 16.	DESCRIPTION OF THE MASTER LLC AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Portfolio, the types of securities purchased by the Portfolio, the investment techniques used by the Total Return Portfolio, and certain risks relating thereto, as well as other information relating to the Portfolio’s investment programs, is incorporated herein by reference to Item 9 of the Master LLC’s Part  A and the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part  I and the section entitled “Investment Risks and Considerations” in Part II of Part B of the Bond Fund Registration Statement.

REGULATION REGARDING DERIVATIVES.

The Commodity Futures Trading Commission (“CFTC”) subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in CFTC-regulated futures, options and swaps (“CFTC Derivatives”), or (ii) markets itself as providing investment exposure to such instruments. Due to the Portfolio’s potential use of CFTC Derivatives above the prescribed levels, however, the Portfolio will be considered a “commodity pool” under the Commodity Exchange Act. Accordingly, BlackRock, the Portfolio’s investment adviser, has registered as a “commodity pool operator” and is subject to CFTC regulation in respect of the Portfolio.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Master LLC’s portfolio holdings is incorporated herein by reference to the section entitled “Selective Disclosure of Portfolio Holdings” in Part II of Part B of the Bond Fund Registration Statement.

ITEM 17.	MANAGEMENT OF THE MASTER LLC.

(a) MANAGEMENT INFORMATION and (b) LEADERSHIP STRUCTURE AND BOARD OF DIRECTORS

The Master LLC incorporates by reference the information concerning the management of the Master LLC and the Portfolio from the section entitled “Information on Directors and Officers” in Part I of Part B of the Bond Fund Registration Statement. The Board of Directors of the Master LLC (the “Board”) has responsibility for the overall management and operations of the Portfolio. The Board has the same chair and the same committee structure as the board of directors of the BlackRock Total Return Fund.

(c) COMPENSATION

The Master LLC incorporates by reference the information concerning the compensation of the directors from the section entitled “Information on Directors and Officers” in Part I of Part B of the Bond Fund Registration Statement.

(d) SALES LOADS. Not Applicable.

(e) CODE OF ETHICS

The Master LLC, the BlackRock Bond Fund, Inc., the Manager, the Sub-Advisers and BlackRock Investments, LLC (“BRIL”) each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restrict certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

(f) PROXY VOTING POLICIES

Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Bond Fund Registration Statement.

ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of January 16, 2024, BlackRock Total Return Fund owned 96.76% of the outstanding interests in the Master LLC’s Total Return Portfolio.

All holders of interests are entitled to vote in proportion to the amount of their interests in the Master LLC. There is no cumulative voting. Accordingly, the holder or holders of more than 50% of the aggregate interests in the Master LLC would be able to elect all the Directors.

ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 10 in the Master LLC’s Part A.

Information relating to the investment management and other services provided to the Master LLC or on behalf of the Master LLC is incorporated herein by reference from Part A of the Bond Fund Registration

Statement, the section entitled “Management, Advisory and Other Service Arrangements,” in Part I of Part  B of the Bond Fund Registration Statement and from the section entitled “Management and Other Service Arrangements” in Part II of Part B of the Bond Fund Registration Statement. The following list identifies the specific sections and subsections of the Bond Fund Registration Statement under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A and Part B of the Bond Fund Registration Statement
Item 19(a)	Part I: Management, Advisory and Other Service Arrangements(a)
Part II: Management and Other Service Arrangements(b)
Item 19(c)	Part I: Management, Advisory and Other Service Arrangements(a)
Part II: Management and Other Service Arrangements(b)
Item 19(d)	Part I: Management, Advisory and Other Service Arrangements(a)
Part II: Management and Other Service Arrangements(b)
Item 19(e)	Not Applicable
Item 19(f)	Not Applicable
Item 19(g)	Not Applicable
Item 19(h)	Part A — Back Cover(c)
Item 19(i)	Part I: Portfolio Transactions and Brokerage (d)

(a)	Excluding the subsection entitled “Transfer Agency and Shareholders’ Administrative Services.”
(b)	Excluding the subsection entitled “Transfer Agency Services” and “Distribution Expenses.”
(c)	Excluding the subsection entitled “Transfer Agent.”
(d)	Only the subsection entitled “Securities Lending” is incorporated by reference.

(b) PRINCIPAL UNDERWRITER

BRIL, 50 Hudson Yards, New York, New York 10001, an affiliate of the Manager, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

ITEM 20.	PORTFOLIO MANAGERS

The Total Return Portfolio is managed by a team of investment professionals comprised of Rick Rieder, Bob Miller, David Rogal and Chi Chen. Information about each portfolio manager’s compensation, other accounts he manages and his ownership of Feeder Fund shares is incorporated herein by reference to the section entitled “ Management, Advisory and Other Service Arrangements” in Part I of Part B of the Bond Fund Registration Statement.

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Part I and “Portfolio Transactions and Brokerage” in Part II of Part B of the Bond Fund Registration Statement.

ITEM 22.	CAPITAL STOCK AND OTHER SECURITIES.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master LLC’s Part A. Under the Master LLC Limited Liability Company Agreement (“LLC Agreement”), the Directors are authorized to issue beneficial interests in the Master LLC. Upon liquidation of the Master LLC, each Feeder Fund would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to its investment in the Master LLC.

The Master LLC is organized as a limited liability company under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Master LLC. Each Feeder Fund will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interests in the Master LLC. The Master LLC does not issue share certificates.

Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

ITEM 23.	PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

The following information supplements and should be read in conjunction with Item 11 and Item 12 in the Master LLC’s Part A.

(a) PURCHASE OF INTERESTS IN THE MASTER LLC.

The aggregate net asset value of the Master LLC is determined once daily Monday through Friday generally as of the close of regular trading hours on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is received. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Master LLC is the value of the securities held by the Master LLC plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily. Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the NYSE is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business of the NYSE or the next determination of the aggregate net asset value of the Master LLC.

The value of the securities and other assets and liabilities held by the Master LLC pursuant to BlackRock’s valuation policies and procedures. BlackRock has been designated by the Board as the valuation designee for the Master LLC pursuant to Rule 2a-5 under the Investment Company Act.

Equity securities and other equity instruments for which market quotations are readily available are valued at market value, which is generally determined using the last reported official closing price or, if a reported closing price is not available, the last traded price on the exchange or market on which the security or instrument is primarily traded at the time of valuation. Shares of underlying open-end funds (including money market funds) are valued at net asset value. Shares of underlying exchange-traded closed-end funds or other exchange-traded funds are valued at their most recent closing price.

The Master LLC values fixed-income portfolio securities using last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Master LLC’s approved independent third-party pricing services, each in accordance with BlackRock’s valuation policies and procedures. Pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but the Master LLC may hold or transact in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. An amortized cost method of valuation may be used with respect to debt obligations with 60 days or less remaining to maturity unless BlackRock determines in good faith that such method does not represent fair value.

Generally, trading in non-U.S. securities, U.S. government securities, money market instruments and certain fixed-income securities is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Master LLC’s interests are determined as of such times.

When market quotations are not readily available or are believed by BlackRock to be unreliable, BlackRock will fair value the Master LLC’s investments in accordance with its policies and procedures. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of trading or other reasons, if a market quotation differs significantly from recent price quotations or otherwise no longer appears to reflect fair value, where the security or other asset or liability is thinly traded, when there is a significant event subsequent to the most recent market quotation, or if the trading market on which a security is listed is suspended or closed and no appropriate alternative trading market is available. A “significant event” is deemed to occur if BlackRock determines, in its reasonable business judgment prior to or at the time of pricing the Master LLC’s assets or liabilities, that the event is likely to cause a material change to the last closing market price of one or more assets held by, or liabilities of, the Master LLC.

For certain foreign assets, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign assets following the close of the local markets to the price that might have prevailed as of the Master LLC’s pricing time.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of an asset or liability held by the Master LLC is the amount the Master LLC might reasonably expect to receive from the current sale of that asset or the cost to extinguish that liability in an arm’s-length transaction. Valuing the Master LLC’s investments using fair value pricing will result in prices that may differ from current market valuations and that may not be the prices at which those investments could have been sold during the period in which the particular fair values were used.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within two business days after receipt by the Master LLC of a redemption request in proper form, but in any event within seven days, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

Under normal circumstances, the Master LLC expects to meet redemption requests by using cash or cash equivalents in its portfolio or by selling portfolio assets to generate cash. During periods of stressed market conditions, when a significant portion of the Master LLC’s portfolio may be comprised of less-liquid investments, the Master LLC may be more likely to limit cash redemptions and may determine to pay redemption proceeds by (i) borrowing under a line of credit it has entered into with a group of lenders, (ii) borrowing from another BlackRock Fund pursuant to an interfund lending program, to the extent permitted by the Master LLC’s investment policies and restrictions as set forth in this Registration Statement, and/or (iii) transferring portfolio securities in-kind to a Feeder Fund. The Bond Fund Registration Statement includes more information about the Master LLC’s line of credit and interfund lending program, to the extent applicable.

(b) FUND REORGANIZATIONS. Not applicable.

(c) OFFERING PRICE. Not applicable.

(d) REDEMPTION IN KIND

Interests normally will be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming shareholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90 day period for any of shareholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. The value of interests of the Master LLC at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Master LLC at such time. Except for any CDSC or redemption fee that may be applicable, there will be no redemption charge if your redemption request is sent directly to the Transfer Agent. If you are liquidating your holdings you will receive all dividends reinvested through the date of redemption.

The right to redeem interests may be suspended for more than seven days only (i) for any period during which trading on the NYSE is restricted as determined by the Commission or during which the NYSE is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Master LLC is not reasonably practicable, or (iii) for such other periods as the Commission may by order permit for the protection of shareholders of the Master LLC.

The Master LLC, with other investment companies advised by the Manager, has entered into a joint committed line of credit with a syndicate of banks that is intended to provide the Master LLC with a temporary source of cash to be used to meet redemption requests from shareholders in extraordinary or emergency circumstances.

(e) ARRANGEMENTS PERMITTING FREQUENT PURCHASES AND REDEMPTIONS OF MASTER LLC INTERESTS. Not applicable.

ITEM 24.	TAXATION OF THE MASTER LLC.

The Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. If the Master LLC has only one Feeder Fund, the Master LLC’s existence as an entity separate from the Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of the Master LLC as a partnership or disregarded entity each investor in the Master LLC takes into account its share of the Master LLC’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder. IRS partnership tax audits that result in upward adjustments to income or gain may result in partnership-level tax liabilities, unless certain potentially available elections are made.

The Master LLC’s fiscal year end is September 30. Although the Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that the Master LLC’s assets, income and distributions will be managed in such a way that an investor in the Master LLC will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Master LLC. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Master LLC as they are taken into account by the Master LLC.

Certain transactions of the Master LLC are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Funds. Special tax rules also will require the Master LLC to mark-to-market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Funds for the special treatment afforded RICs under the Code.

If the Master LLC purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Master LLC’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. The partners in the Master LLC, i.e., the Feeder Funds, may be subject to U.S. federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in a PFIC. If it made this election, a Feeder Fund would recognize as ordinary income its share of any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

The Master LLC may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Master LLC to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Master LLC’s assets to be invested within various countries is not known.

The Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master LLC level. Thus, consistent with its investment objectives, the Master LLC will meet the income and diversification of assets tests of the Code applicable to RICs. The Master LLC and the Feeder Funds have received a ruling from the Internal Revenue Service that the existing feeder funds that are RICs will be treated as owners of their proportionate shares of the Master LLC’s assets and income for purposes of these tests.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98.2% of its net capital gain, determined, in general, on an October 31 year-end basis, plus certain undistributed amounts from previous years. The Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Master LLC’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

The Subsidiary will not be subject to U.S. federal income tax. It will, however, be considered a controlled foreign corporation, and the Portfolio will be required to include as income annually amounts earned by the Subsidiary during that year. Based on final regulations on which taxpayers may rely for taxable years beginning after September 28, 2016, the Portfolio anticipates treating the income and gain generated from its investment in the Subsidiary as “qualifying income” for regulated investment company qualification purposes. Gains from the sales of investments by the Subsidiary will not be eligible for capital gains treatment but instead will be treated as ordinary income when included in income by the Portfolio. Furthermore, the Portfolio will distribute net investment income, if any, and net realized capital gain, if any, at least annually, on such Subsidiary income, whether or not the Subsidiary makes a distribution to the Portfolio during the taxable year.

The Portfolio has formed a wholly-owned Delaware subsidiary (the “Blocker Subsidiary”) to hold interests in certain of its portfolio companies and continue to meet the qualifications for taxation as a RIC under the Internal Revenue Code. The Blocker Subsidiary will qualify for the exclusion from the definition of the term investment company pursuant to Section 3(c)(7) of the Investment Company Act or will otherwise not be required to register as an investment company under the Investment Company Act. Entities such as the Blocker Subsidiary are typically organized as corporations or as limited liability companies or partnerships that elect to be taxed as corporations for U.S. federal income tax purposes and hold certain investments in pass-through tax entities (such as partnership interests or limited liability company interests) the gross revenue from which would be “bad income” for purposes of RIC qualification. The Portfolio may not invest more than 25% of its total assets in the shares of the Blocker Subsidiary. The Blocker Subsidiary will be subject to federal corporation income tax. The Blocker Subsidiary’s distributions of its after-tax earnings to the Portfolio will be “good income” for RIC qualification purposes, and will be treated as qualified dividend income (for non-corporate shareholders) and as eligible for the dividends received deduction (for corporate shareholders), or as returns of capital.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

ITEM 25.	UNDERWRITERS.

The exclusive placement agent for the Master LLC is BRIL (the “Placement Agent”), an affiliate of the Manager, with offices at 50 Hudson Yards New York, New York 10001. Pursuant to the Placement Agent Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs, and a fee or fees as may be agreed to from time to time in writing by the Master LLC and the Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master LLC.

ITEM 26.	CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27.	FINANCIAL STATEMENTS.

The audited financial statements, financial highlights and notes thereto of Master Total Return Portfolio of the Master LLC in the Annual Report to Shareholders of the BlackRock Total Return Fund for the fiscal year ended September 30, 2023 (the “2023 Annual Report”) are incorporated in this Part B by reference. No other parts of the 2023 Annual Report are incorporated by reference herein. The financial statements and financial highlights included in the 2023 Annual Report have been audited by Deloitte & Touche LLP. The report of Deloitte & Touche LLP is incorporated herein by reference. Such financial statements and financial highlights have been incorporated herein in reliance upon the report of such firm given their authority as experts in accounting and auditing. Additional copies of the 2023 Annual Report may be obtained at no charge by telephoning calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time, on any business day.

PART C. OTHER INFORMATION

ITEM 28.	EXHIBITS.

EXHIBIT NUMBER
1(a)	—	Certificate of Trust is incorporated herein by reference to Exhibit 1(a) to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on October 1, 2003.

(b)	—	Declaration of Trust is incorporated herein by reference to Exhibit 1(b) to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on October 1, 2003.

2(a)	—	Amended and Restated By-Laws of the Registrant are incorporated herein by reference to Exhibit 2(a) to Amendment No. 18 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on January 26, 2018.

(b)	—	Amendment No. 1 to the Amended and Restated By-Laws of the Registrant, dated November 19, 2020, is incorporated by reference to Exhibit 2(b) to Amendment No, 26 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on January 28, 2022.

(c)	—	Limited Liability Company Agreement between the Registrant and BlackRock Advisors, LLC is incorporated herein by reference to Exhibit 2(b) to Amendment No. 7 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on January 28, 2008.

(d)	—	Amended and Restated Limited Liability Company Agreement between the Registrant and BlackRock Advisors, LLC is incorporated herein by reference to Exhibit 2(c) to Amendment No. 17 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on January 27, 2017.

3	—	Reference is made to the Registrant’s Declaration of Trust and Amended and Restated Bylaws, incorporated by reference to Exhibits 1(a)-1(b) and 2(a)-2(b) above.

4(a)(1)	—	Investment Management Agreement between the Registrant and BlackRock Advisors, LLC is incorporated herein by reference to Exhibit 4(a) to Amendment No. 5 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on October 2, 2006.

(a)(2)	—	Amendment No. 1 to the Investment Management Agreement between the Registrant and BlackRock Advisors, LLC is incorporated herein by reference to Exhibit 4(a)(2) to Amendment No. 15 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on January 27, 2015.

(b)	—	Form of Amended and Restated Sub-Investment Advisory Agreement between BlackRock Advisors, LLC and BlackRock International Limited is incorporated by reference to Exhibit 4(b) to Amendment No. 23 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on January 28, 2020.

(c)	—	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock (Singapore) Limited is incorporated herein by reference to Exhibit 4(e) to Amendment No. 13 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on January 28, 2013.

5	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6	—	None.

7(a)	—	Form of Custody Agreement between the Registrant and The Bank of New York Mellon is incorporated herein by reference to Exhibit 7 to Post-Effective Amendment No. 52 to the Registration Statement of BlackRock Total Return Fund of BlackRock Bond Fund, Inc. (File No. 2-62329) filed on January 28, 2013.

8(a)	—	Placement Agent Agreement between the Registrant and BlackRock Investments, Inc. is incorporated herein by reference to Exhibit 8(b) to Amendment No. 8 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on January 29, 2009.

(b)	—	Form of Subscription Agreement for the acquisition of an interest in the Registrant is incorporated herein by reference to Exhibit 8(c) to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on October 1, 2003.

(c)	—	Form of Ninth Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC is incorporated herein by reference to Exhibit (k)(7) of Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 of BlackRock Debt Strategies Fund, Inc. (File No. 333-267429), filed on January 13, 2023.

(d)	—	Form of Tenth Amended and Restated Credit Agreement among Registrant, a syndicate of banks and certain other parties is incorporated herein by reference to Exhibit (h)(5) of Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of BlackRock Series Fund II, Inc. (File No. 333-224375), filed on April 20, 2023.

(e)	—	Form of Administration and Accounting Services Agreement between BlackRock Capital Appreciation Fund, Inc. and BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) is incorporated herein by reference to Exhibit 8(g) to Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of BlackRock Capital Appreciation Fund, Inc. (File No. 33-47875), filed on January 28, 2013.

(f)	—	Form of Joinder and Amendment to Administration and Accounting Services Agreement between the Registrant and BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) is incorporated herein by reference to Exhibit 8(c) to Post-Effective Amendment No. 148 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592), filed on January 28, 2015.

(g)	—	Form of Amended Accounting Support Services Agreement between the Registrant and BlackRock Advisors, LLC is incorporated herein by reference to Exhibit 8(g) to Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A of BlackRock Natural Resources Trust (File No. 2-97095), filed on November 24, 2015.

(h)	—

Form of Twelfth Amended and Restated Expense Limitation Agreement by and between Registrant, BlackRock Advisors, LLC and BlackRock Fund Advisors is incorporated by reference to Exhibit (h)(5) of Post-Effective Amendment No. 55 to the Registration Statement on Form N-1A of BlackRock Allocation Target Shares (File No. 333-109980), filed on November 29, 2023.

(i)	—	Form of Investment Management Agreement between BlackRock Advisors, LLC and BlackRock Cayman Master Total Return Portfolio II, Ltd. is incorporated herein by reference to Exhibit 8(i) to Amendment No. 27 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on March 30, 2022.

(j)	—	Form of Sub-Investment Advisory Agreement between BlackRock Advisors, LLC and BlackRock International Limited (BlackRock Cayman Master Total Return Portfolio II, Ltd.) is incorporated herein by reference to Exhibit 8(j) to Amendment No. 27 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on March 30, 2022.

(k)	—	Form of Sub-Investment Advisory Agreement between BlackRock Advisors, LLC and BlackRock (Singapore) Limited (BlackRock Cayman Master Total Return Portfolio II, Ltd.) is incorporated herein by reference to Exhibit 8(k) to Amendment No. 27 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on March 30, 2022.

9	—	Not Applicable.

10	—	Not applicable.

11	—	None.

12	—	Certificate of Merrill Lynch Bond Fund, Inc. is incorporated herein by reference to Exhibit 12 to Registrant’s Registration Statement on Form N-1A (File No. 811-21434), filed on October 1, 2003.

13	—	Not applicable.

14	—	Not applicable.

15(a)	—	Code of Ethics of Registrant, BlackRock Investments, LLC, BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock International Limited and BlackRock (Singapore) Limited is incorporated herein by reference to Exhibit 16(a) of Post-Effective Amendment No. 1204 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on January 24, 2024.

16(a)	—	Power of Attorney is incorporated herein by reference to Exhibit (q) to Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of BlackRock Funds V (File No. 333-224371), filed on January 28, 2019.

(b)	—	Power of Attorney (Stayce D. Harris) is incorporated by reference to Exhibit (q)(2) of Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A of BlackRock Funds V (File No. 333-224371), filed on July 20, 2021.

(c)	—	Power of Attorney (J. Phillip Holloman) is incorporated by reference to Exhibit (q)(3) of Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A of BlackRock Funds V (File No. 333-224371), filed on July 20, 2021.

(d)	—	Power of Attorney (Lorenzo A. Flores) is incorporated by reference to Exhibit (q)(4) of Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Managed Account Series II (File No. 333-224372), filed on August 23, 2021.

(e)	—	Power of Attorney (Arthur P. Steinmetz) is incorporated by reference to Exhibit (q)(5) of Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of BlackRock Funds IV (File No. 333-224373), filed on November 17, 2023.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE REGISTRANT.

The Total Return Portfolio wholly owns and controls the BlackRock Cayman Master Total Return Portfolio II, Ltd. (“Subsidiary”), a company organized under the laws of the Cayman Islands. The Subsidiary’s financial statements will be included on a consolidated basis in Total Return Portfolio’s annual and semi-annual reports to shareholders. The Registrant does not control any other person, and is not under common control with any other person.

ITEM 30.	INDEMNIFICATION.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Limited Liability Company Agreement (the “LLC Agreement”) (Exhibit 1(b) to this Registrant Statement), and Article IV of the Registrant’s amended and restated By-Laws (Exhibit 2(a) to the Registration Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.1 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s LLC Agreement provides:

The Master LLC shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Master LLC nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors.

The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Master LLC Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Master LLC to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Master LLC shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Master LLC nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s LLC Agreement further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Director or officer of the Master LLC from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Master LLC against any liability to the Master LLC to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Master LLC, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Master LLC.

As permitted by Article VIII, Section 8.6, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

Article IV, Section 1 of the Registrant’s Bylaws provides:

Section 1. No Personal Liability of Directors or Officers. No Director, advisory board member or officer of the Fund shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Fund or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, in the case of any Director or officer of the Fund, liability to any Director, officer, employee or agent of the Fund, arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Fund for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Director, advisory board member or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such person shall not, on account thereof, be held to any personal liability. Any repeal or modification of the Charter or this Article IV Section 1 shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Article IV, Section 2 of the Registrant’s Bylaws further provides:

Section 2. Mandatory Indemnification.

(a) The Fund hereby agrees to indemnify each person who is or was a Director, advisory board member or officer of the Fund (each such person being an “Indemnitee”) to the full extent permitted under applicable law against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and legal fees and expenses reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while acting in any capacity set forth in this Article IV by reason of having acted in any such capacity, whether such liability or expense is asserted before or after service, except, in the case of any advisory board member, with respect to any matter as to which such advisory board member shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which such advisory board member shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no Indemnitee shall be indemnified hereunder against any liability to any person or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the Indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “Disabling Conduct”). ; provided, that in the case of a Director or officer of the Fund, he or she shall have been adjudicated to have acted with Disabling Conduct; provided, further, that as to any matter disposed of by a compromise payment by any such Director or officer of the Fund, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Director or officer of the Fund did not engage in Disabling Conduct by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are both Independent Directors and not parties to the proceeding (‘Independent Non-Party Directors’), or by written opinion from independent legal counsel approved by the Directors. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any advisory board member as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such advisory board member (A) was authorized by a majority of the Directors or (B) was instituted by the advisory board member to enforce his or her rights to indemnification hereunder in a case in which the advisory board member is found to be entitled to such indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(b) Notwithstanding the foregoing, no indemnification of an advisory board member shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such advisory board member is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of Independent Non-Party Directors, that the advisory board member is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, a Special Counsel in a written opinion concludes that the advisory board member should be entitled to indemnification hereunder.

(c) Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

(d) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder, to the full extent permitted under applicable law, only if the Fund receives a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking by the Indemnitee to reimburse the Fund if it shall ultimately be determined that the standards of conduct necessary for indemnification have not been met; provided, that a Director or officer of the Fund shall not be required to deliver a written affirmation of his or her good faith belief that the standards of conduct necessary for indemnification have been met. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide adequate security for his or her undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of the Independent Non-Party Directors, or if such quorum is not obtainable or even if obtainable, if a majority vote of such quorum so direct, Special Counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

(e) The rights accruing to any Indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Charter, these Bylaws or any statute, insurance policy, agreement, vote of Shareholders or Independent Directors or any other right to which such person may be lawfully entitled.

(f) The Fund shall indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Fund or serving in any capacity at the request of the Fund as provided in Section 3 of Article VII of the Charter.

(g) Any repeal or modification of the Charter or Section 2 of this Article IV shall not adversely affect any right or protection of any person who is or was a Director, any advisory board member or any officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Article IV, Section 4 of the Registrant’s Bylaws further provides:

Section 4. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV or the Charter shall continue as to a person who has ceased to be a Director, advisory board member or officer of the Fund and shall inure to the benefit of the heirs, executors and personal and legal representatives of such a person.

Article IV, Section 5 of the Registrant’s Bylaws further provides:

Section 5. Insurance. The Directors may maintain insurance for the protection of the Fund’s property, the Shareholders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the 1940 Act.

The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF THE MANAGER

See Item 10 in Part A and Item 19 in Part B of this Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 31 in Part C of the BlackRock Bond Fund, Inc.’s Registration Statement on Form N-1A.

ITEM 32.	PRINCIPAL UNDERWRITERS.

(a) BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or placement agent, as applicable, for each of the following open-end investment companies, including the Registrant:

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage SMID Cap Fund, Inc.

BlackRock Allocation Target Shares

BlackRock Mid-Cap Value Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Series Fund II, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Sustainable Balanced Fund, Inc.

BlackRock Unconstrained Equity Fund

BlackRock Variable Series Funds, Inc.

BlackRock Variable Series Funds II, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock ETF Trust

BlackRock ETF Trust II

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock FundsSM

BlackRock Funds II

BlackRock Funds III

BlackRock Funds IV

BlackRock Funds V

BlackRock Funds VI

BlackRock Funds VII, Inc.

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Focus Growth Fund, Inc.

BlackRock Large Cap Focus Value Fund, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Liquidity Funds

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Managed Account Series II

Master Bond LLC

Master Investment Portfolio

Master Investment Portfolio II

Quantitative Master Series LLC

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Alpha Strategies Fund

BlackRock Core Bond Trust

BlackRock Corporate High Yield Fund, Inc.

BlackRock Credit Strategies Fund

BlackRock Debt Strategies Fund, Inc.

BlackRock Enhanced Equity Dividend Trust

BlackRock Floating Rate Income Trust

BlackRock Health Sciences Trust

BlackRock Income Trust, Inc.

BlackRock Investment Quality Municipal Trust, Inc.

BlackRock Limited Duration Income Trust

BlackRock Multi-Sector Income Trust

BlackRock MuniAssets Fund, Inc.

BlackRock Municipal Income Trust

BlackRock Municipal Income Trust II

BlackRock Private Investments Fund

BlackRock Science and Technology Trust

BlackRock Taxable Municipal Bond Trust

BlackRock Utilities, Infrastructure & Power Opportunities Trust

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 50 Hudson Yards New York, New York 10001.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Christopher Meade	Chief Legal Officer, General Counsel and Senior Managing Director	None
Lauren Bradley	Chief Financial Officer and Vice President	None
Gregory Rosta	Chief Compliance Officer and Director	None
Jon Maro	Chief Executive Officer and Director	None
Cynthia Rzomp	Chief Operating Officer	None
Andrew Dickson	Secretary and Managing Director	None
Terri Slane	Assistant Secretary and Director	None
Anne Ackerley	Member, Board of Managers, and Managing Director	None
Michael Bishopp	Managing Director	None
Samara Cohen	Managing Director	None
Jonathan Diorio	Managing Director	None
Lisa Hill	Managing Director	None
Brendan Kyne	Managing Director	None
Martin Small	Member, Board of Managers and Managing Director	None
Jonathan Steel	Managing Director	None
Ariana Brown	Director	None
Chris Nugent	Director	None
Lourdes Sanchez	Vice President	None
Lisa Belle	Anti-Money Laundering Officer	Anti-Money Laundering Compliance Officer
Gerald Pucci	Member, Board of Managers	None
Philip Vasan	Member, Board of Managers	None

(c) Not applicable.

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS.

Omitted pursuant to Instruction 3 of Item 33 of Form N-1A.

ITEM 34.	MANAGEMENT SERVICES.

Other than as set forth or incorporated by reference in Item 10 in Part A and Item 17 and Item 19 in Part B of the Master LLC’s Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 35.	UNDERTAKINGS.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on January 26, 2024.

MASTER BOND LLC (REGISTRANT)

By:	/s/ JOHN M. PERLOWSKI
John M. Perlowski (President and Chief Executive Officer)

SIGNATURES

BlackRock Cayman Master Total Return Portfolio II, Ltd. has duly caused this Registration Statement of Master Bond LLC, with respect only to information that specifically relates to BlackRock Cayman Master Total Return Portfolio II, Ltd., to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on January 26, 2024.

BLACKROCK CAYMAN MASTER TOTAL RETURN PORTFOLIO II, LTD.

By:	/s/ John M. Perlowski
(John M. Perlowski,
Director)

This Registration Statement of Master Bond LLC, with respect only to information that specifically relates to BlackRock Cayman Master Total Return Portfolio II, Ltd., has been signed below by the following persons in the capacities on the dates indicated.

Signature	Title	Date
/s/ John M. Perlowski	Director, BlackRock Cayman Master Total Return Portfolio II, Ltd.	January 26, 2024
(John M. Perlowski)

/s/ Trent Walker	Director, BlackRock Cayman Master Total Return Portfolio II, Ltd.	January 26, 2024
(Trent Walker)